                                                                 EXHIBIT (h)(1)
                                                   Updated Appendix to be filed

                           ADMINISTRATION AGREEMENT



         AGREEMENT made as of January 21, 1999 by and between VANTAGEPOINT FUNDS, a Delaware business trust (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund, on behalf of the entities listed on Appendix A hereto, desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

                  (b) The Fund's Declaration of Trustand all amendments thereto (the "Declaration");

                  (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

                  (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

                  (e) The Fund's most recent Registration Statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

                  (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

                  (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

                  The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

         3. Duties of Administrator. Subject to the supervision and direction of the Board of Trustees of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix C hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix C executed by both parties. At such time, the fee schedule included in Appendix B hereto shall be appropriately amended.

                  In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Declaration and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

         4.       Duties of the Fund.

                  (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports, except to the extent such responsibilities are assumed by the Bank as part of another agreement with the Fund or its affiliates.

                  (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

         5.       Fees and Expenses.

                  (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix B hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

                  (b) The Bank shall not be required to pay any expenses incurred by the Fund.

         6.       Limitation of Liability.

                  (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports (except where such reports are provided by the Bank pursuant to another agreement between the Bank and the Fund) and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

                  (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

                  (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

                  (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

                  (e) The Bank certifies that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance").

                  The parties acknowledge that the Bank relies on automated data communications with vendors and other third parties, as well as certain third party hardware and software providers such as Electronic Data Systems. The Bank also relies on other third party relationships in the conduct of its business. For example, the Bank relies on the services of the landlords of its facilities, telecommunication companies, utilities and commercial airlines, among others. The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-parties utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder.

                  The Bank further certifies that it has or will have in place contingency plans that it believes will mitigate business interruption caused by failure of the Systems to be Year 2000 Compliant and/or failure of third parties to be Year 2000 Compliant. These contingency plans include, among other things, supplemental staffing and procedures for manual processing of system-based tasks

         7.       Termination of Agreement.

                  (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                           (i) Either party hereto may terminate this
Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

                           (ii) Notwithstanding the above, if the Fund
determines, during the Initial Term, that the Bank's performance under this Agreement fails to meet reasonable industry standards, then the Fund shall provide to the Bank a written notice, executed by an officer of the Fund, setting forth such failure (the "Notice"). If the Bank has not cured or taken substantial steps to cure such failure within 90 days of its receipt of the Notice (the "Cure Period"), the Fund may terminate this agreement 90 days after expiration of the Cure Period.

                           (iii) Either party may terminate this Agreement
during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of the Fund, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Fund an opportunity to make suitable arrangements for a successor administrator.

                  (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

         8. Additional Representations of the Bank. The Bank represents that, to its knowledge, the statements made in its Response to Request for Proposal dated September 11, 1998 were accurate in all material respects at the time they were made.

         9.       Miscellaneous.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                   To the Fund:

                           Vantagepoint Funds
                           777 North Capitol Street, NE
                           Washington, DC 20002
                           Attention: Paul Gallagher, General Counsel
                           With a copy to: Paul Breault, Treasurer

                   To the Bank:

                           Investors Bank & Trust Company
                           200 Clarendon Street, P.O. Box 9130
                           Boston, MA 02117-9130
                           Attention: Andrew E. Nesvet, Director,
                           Client Management
                           With a copy to: John E. Henry, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         10. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

         11. Use of Name. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                    VANTAGEPOINT FUNDS


                                    By: /s/ PAUL A. BREAULT
                                       ----------------------
                                    Name:  Paul A. Breault
                                    Title: Treasurer

                                    INVESTORS BANK & TRUST COMPANY

                                    By: /s/ ANDREW M. NESVET
                                        ------------------------------
                                    Name:  Andrew M. Nesvet
                                    Title: Director, Client Management

                                  Appendices


        Appendix A....................................... Funds

        Appendix B....................................... Fee Schedule

        Appendix C....................................... Services

                                  Appendix A

                                    Funds

Vantagepoint Aggressive Opportunities Fund

Vantagepoint International Fund

Vantagepoint Growth Stock Fund

Vantagepoint Growth & Income Fund

Vantagepoint Equity Income Fund

Vantagepoint Asset Allocation Fund

Vantagepoint U.S. Treasury Fund

Vantagepoint Money Market Fund

Vantagepoint Overseas Equity Index Fund

Vantagepoint Mid/Small Company Index Fund

Vantagepoint Broad Market Index Fund

Vantagepoint 500 Stock Index Fund

Vantagepoint Core Bond Index Fund

                           ICMA RETIREMENT CORPORATION         APPENDIX B

                              VANTAGEPOINT FUNDS
                            ICMA RETIREMENT TRUST
                                 (PORTFOLIOS)

                                FEE SCHEDULE**
                                   1/19/99
================================================================================
         CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V, MUTUAL FUND
                ADMINISTRATION, TRANSFER AGENCY & PERFORMANCE
                     MEASUREMENT AND PORTFOLIO ANALYTICS
================================================================================

A. CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V, TRANSFER AGENCY & PERFORMANCE MEASUREMENT AND PORTFOLIO ANALYTICS

   - The following basis point fee is based on all assets.

     Annual Asset Based Fees per Fund:

        First $250 Million in Net Assets           2.0 BASIS POINTS
        Next $1 Billion in Net Assets              1.5 BASIS POINTS
        Above $1.25 Billion in Net Assets          1.0 BASIS POINT


     Annual Minimum per Fund:                              $35,000

     The annual minimum fee will be waived as long as total assets in the RC complex of funds with Investors Bank exceed $4 Billion.

     Annual Asset Based Fees per PLUS Fund (GIC) portfolio:

        First $150 Million in Net Assets           2.0 BASIS POINTS
        Above $150 Million in Net Assets           1.0 BASIS POINT

     Annual Minimum per PLUS Fund (GIC) Portfolio:         $25,000

     The annual minimum fee will be waived as long as total assets in the RC complex of funds with Investors Bank exceed $4 Billion.

B. MUTUAL FUND ADMINISTRATION

   - The following basis point fee is based on all assets.

     Annual Asset Based Fees per Vantagepoint Fund:


     First $250 Million in Net Assets           2.65 BASIS POINTS
     Next $1 Billion in Net Assets              2.00 BASIS POINTS
     Above $1.25 Billion in Net Assets          1.00 BASIS POINT

     Annual Minimum per Vantagepoint Fund:      $55,000


     The annual minimum fee will be waived as long as total assets in the ICMA complex of funds with Investors Bank exceed $4 Billion.

   - Blue Sky registration costs are charged at $100.00 per permit processed by IBT. State filing fees are passed on to the funds as an out-of-pocket expense.

C. DOMESTIC CUSTODY TRANSACTIONS

   - Transaction fees:                          PER TRANSACTION
                                                ---------------
            DTC/Fed Book Entry                  $10.00
            Physical Securities                 $35.00
            Options and Futures                 $18.00
            GNMA Securities                     $40.00
            Principal Paydown                   $ 5.00
            Third Party Foreign Exchange        $18.00
            Outgoing Wires                      $ 7.00
            Incoming Wires                      $ 5.00

D. FOREIGN SUBCUSTODIAN FEES

   - Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, handling of proxies, postage, delivery and legal fees and other market charges are out-of-pocket.

   - Investors Bank will require the funds to hold all assets at the subcustodian of our choice.

   - Fees for additional markets to be discussed with your client manager.

                                2                        Investors Bank-
                                                            Confidential

================================================================================
                                  MISCELLANEOUS
================================================================================
  A.    IRA ACCOUNT CUSTODIAN/TRUSTEE AND 457 PLAN TRUSTEE (PASSIVE/NAME ONLY)

                IRA Account                          $15.00 PER ACCOUNT
                457 Plan                             $50.00 PER PLAN

          Annual minimum combined                    $25,000

  B.    SECURITIES LENDING, FOREIGN EXCHANGE AND CASH MANAGEMENT

        Investors Bank will perform Securities Lending, foreign exchange and cash management for the ICMA Retirement Trust and the Vantagepoint Funds. Securities lending revenue is split with the funds and Investors Bank on a 65/35% basis: 65% going to the funds.

================================================================================
                         OUT-OF-POCKET & BALANCE CREDITS
================================================================================


  A.    OUT-OF-POCKET

          These charges consist of:

                -Pricing & Verification Services      -Micro Rental
                -Printing, Delivery & Postage         -Forms & Supplies
                -Telephone                            -Support Equipment Rental
                -Third Party Review                   -Legal Expenses
                -Systems Development Costs            -Data Transmissions


  B.    DOMESTIC BALANCE CREDIT

        We allow use of balance credit against fees (excluding out-of-pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.


                                        3                        Investors Bank-
                                                                    Confidential

  C.    SYSTEMS

        The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and materials basis.

  NOTES


  ** A letter of intent accompanied by a $25,000 deposit to be credited against future fees, is required to begin this implementation. This fee schedule is valid for 1 year from date of issue and assumes the execution of our standard contractual agreements for a minimum term of three years.

  ** Custody and Fund Accounting fees are quoted separately for presentation purposes only. These services are integrated at Investors Bank and, therefore, are not provided independent from one another.

  ** The above fees will be charged against the fund's custodial checking account five business days after the invoice is mailed. All fees are to be billed monthly.

  ** This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.



  Accepted and Approved By:   /s/ PAUL A. BREAULT
                            -----------------------------------

  Name                     :  Paul A. Breault
                            -----------------------------------

  Title                    :  Treasurer
                            -----------------------------------

  Date                     :    1/21/99
                            -----------------------------------


                                        4                        Investors Bank-
                                                                    Confidential

                           ICMA RETIREMENT CORPORATION


                               VANTAGEPOINT FUNDS
                              ICMA RETIREMENT TRUST
                                  (PORTFOLIOS)


VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND
VANTAGEPOINT INTERNATIONAL FUND
VANTAGEPOINT GROWTH STOCK FUND
VANTAGEPOINT GROWTH & INCOME FUND
VANTAGEPOINT EQUITY INCOME FUND
VANTAGEPOINT ASSET ALLOCATION FUND
VANTAGEPOINT U.S. TREASURY FUND
VANTAGEPOINT MONEY MARKET FUND (TRUST - CASH MANAGEMENT FUND)
VANTAGEPOINT OVERSEAS EQUITY INDEX FUND

ICMA RETIREMENT TRUST SYNTHETIC GIC PORTFOLIOS




                                        5                        Investors Bank-
                                                                    Confidential

 INVESTORS BANK & TRUST COMPANY
 GLOBAL CUSTODY FEE SCHEDULE - ICMA RETIREMENT CORPORATION

=============================================================================
 COUNTRY                                BP CHARGE               TRADE CHARGE
=============================================================================
 ARGENTINA *                                17.00                     $75.00

 AUSTRALIA                                   5.00                     $60.00

 AUSTRIA                                     7.00                     $60.00

 BANGLADESH                                 41.00                    $150.00

 BELGIUM                                     7.00                     $60.00

 BAHRAIN                                    41.00                    $140.00

 BOTSWANA                                   50.00                    $175.00

 BRAZIL **                                  29.00                     $80.00

 CANADA                                      5.00                     $30.00

 CHILE **                                   45.00                    $100.00

 CHINA                                      20.00                     $75.00

 COLOMBIA ***                               45.00                    $140.00

 CROATIA                                    45.00                    $125.00

 CYPRUS                                     50.00                    $150.00

 CZECH REPUBLIC                             17.00                     $75.00

 DENMARK                                     5.00                     $60.00

 ECUADOR                                    45.00                    $100.00

 EGYPT                                      41.00                    $100.00

 ESTONIA                                    30.00                    $125.00

 EUROCLEAR                                   5.00                     $20.00

 FINLAND                                     7.00                     $70.00

 FRANCE                                      5.00                     $60.00

 GERMANY                                     5.00                     $30.00

 GHANA                                      50.00                    $200.00

 GREECE - EQUITY FUND*****                  20.00                    $100.00

 GREECE - FIXED INCOME FUND ****            15.00                    $100.00

 HONG KONG                                  10.00                     $65.00

 HUNGARY                                    25.00                    $100.00

 INDIA                                      40.00                    $600.00

 INDONESIA                                  13.00                     $65.00

 IRELAND                                     7.00                     $60.00

 ISRAEL                                     20.00                     $60.00

 ITALY                                       5.00                     $50.00

 JAPAN                                       5.00                     $30.00

 JORDAN                                     41.00                    $120.00

=============================================================================
                                                 INVESTORS BANK CONFIDENTIAL

                                                                      Page 1
=============================================================================


As of 1/19/99

=============================================================================
 COUNTRY                                BP CHARGE               TRADE CHARGE
=============================================================================
 KENYA                                      50.00                    $200.00

 KOREA                                      13.00                     $65.00

 LATVIA                                     30.00                    $125.00

 LEBANON                                    41.00                    $140.00

 LITHUANIA                                  20.00                     $75.00

 LUXEMBOURG                                  7.00                     $60.00

 MALAYSIA                                   10.00                     $70.00

 MAURITIUS                                  41.00                    $140.00

 MEXICO                                     10.00                     $40.00

 MOROCCO                                    40.00                    $150.00

 NAMIBIA                                    50.00                    $200.00

 NETHERLANDS                                 5.00                     $40.00

 NEW ZEALAND                                 5.00                     $60.00

 NORWAY                                      7.00                     $90.00

 OMAN                                       41.00                    $140.00

 PAKISTAN                                   41.00                    $140.00

 PERU                                       35.00                    $100.00

 PHILIPPINES                                13.00                     $65.00

 POLAND                                     20.00                    $100.00

 PORTUGAL                                   15.00                    $125.00

 ROMANIA                                    45.00                    $125.00

 RUSSIA - EQUITY FUND*****                  35.00                    $250.00

 RUSSIA - FIXED INCOME FUND*****            35.00                    $140.00

 SINGAPORE                                  10.00                     $65.00

 SLOVAKIA                                   20.00                     $75.00

 SLOVENIA                                   41.00                    $100.00

 SOUTH AFRICA                                7.00                     $40.00

 SPAIN                                       5.00                     $60.00

 SRI LANKA                                  13.00                     $65.00

 SWAZILAND                                  50.00                    $200.00

 SWEDEN                                      5.00                     $40.00

 SWITZERLAND                                 5.00                     $60.00

 TAIWAN                                     13.00                     $65.00

 THAILAND                                   10.00                     $65.00

 TURKEY                                     15.00                    $100.00



=============================================================================
                                                 INVESTORS BANK CONFIDENTIAL

                                                                      Page 2
=============================================================================


As of 1/19/99

=============================================================================
 COUNTRY                                BP CHARGE               TRADE CHARGE
=============================================================================
 UK                                          5.00                     $50.00

 URUGUAY                                    50.00                    $150.00

 VENEZUELA **                               45.00                    $140.00

 ZAMBIA                                     50.00                    $200.00

 ZIMBABWE                                   50.00                    $175.00


=============================================================================






EUROCLEAR CHARGES APPLY TO ONLY APPROVED CONTINENTAL EUROPEAN COUNTRIES

* BONDS BILLED AT RESIDUAL VALUE

** LOCAL ADMINISTRATOR FEES INCLUDED IN CUSTODY FEE

*** 20 BP LOCAL ADMINISTRATION CHARGE APPLIED TO TRADES

**** EUROCLEAR CROSS BORDER FEE OF $50 WHERE APPLICABLE

***** THE DESIGNATION AS AN EQUITY OR FIXED INCOME FUND SHALL BE DETERMINED
      BASED ON 50% OR GREATER OF FUND ASSETS INVESTED IN EQUITY OR FIXED INCOME SECURITIES.

OUT-OF POCKET CHARGES ARE PASSED THROUGH AS ACTUALS IN ALL MARKETS



-----------------------------------------------------------------------------
                                                 INVESTORS BANK CONFIDENTIAL

                                                                      Page 3



As of 1/19/99

                         ICMA RETIREMENT CORPORATION                 APPENDIX B
                                                                    (CONTINUED)
                              VANTAGEPOINT FUNDS
                            ICMA RETIREMENT TRUST
                                (FEEDER FUNDS)

                                FEE SCHEDULE**
                                   1/19/99

================================================================================
               CUSTODY, FUND ACCOUNTING AND CALCULATION OF N.A.V.
================================================================================


A.   CUSTODY, FUND ACCOUNTING AND CALCULATION OF N.A.V.

     -   The following annual fee shall be charged for each Feeder Fund:

         Annual Fee per Fund                                   $12,000

         For each additional class beyond the first class for any Fund, there shall be an annual fee of $6,000 for the above services.

B.   MUTUAL FUND ADMINISTRATION AND TRANSFER AGENCY

         - The following basis point fee shall apply to each Feeder fund and is based on all assets.

         Annual Asset Based Fees per Vantagepoint Feeder Fund:

         First $250 Million in Net Assets              1.75 BASIS POINTS
         Next  $1 Billion in Net Assets                1.50 BASIS POINTS
         Above $1.25 Billion in Net Assets             1.00 BASIS POINT

         Annual Minimum per Vantagepoint Feeder Fund:  $50,000

         For each additional class of shares beyond the first two classes, the annual minimum fee shall be increased by $25,000.

         The annual minimum fee will be waived as long as total assets in the 4 RC Feeder funds with Investors Bank exceed $750 million.

     - Blue Sky registration costs are charged at $100.00 per permit processed by IBT. State filing fees are passed on to the funds as an out-of-pocket expense.

C. TRANSACTION COSTS
                           PER TRANSACTION
                           ---------------
  - Transaction fees:
         Outgoing Wires    $ 7.00
         Incoming Wires    $ 5.00



================================================================================
                  OUT-OF-POCKET, BALANCE CREDIT AND SYSTEMS
================================================================================



A.   OUT-OF-POCKET

         These charges consist of:

              -Micro Rental                     -Ad Hoc Reporting
              -Printing, Delivery, Postage      -Forms & Supplies
              -Telephone                        -Support Equipment Rental
              -Third Party Review               -Legal Expenses
              -Systems Development Costs        -Data Transmissions

B.   DOMESTIC BALANCE CREDIT

     We allow use of balance credit against fees (excluding out-of-pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.  SYSTEMS

     The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and materials basis.





                                      2                         Investors Bank-
                                                                   Confidential

NOTES

** The above fees will be charged against the fund's custodial checking account five business days after the invoice is mailed. All fee are to be billed monthly.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

Accepted and Approved By :      /s/ PAUL A. BREAULT
                          --------------------------------
Name                     :      PAUL A. BREAULT
                          --------------------------------
Title                    :      Treasurer
                          --------------------------------
Date                     :      February 3, 1999
                          --------------------------------



                                      3                         Investors Bank-
                                                                   Confidential

                           ICMA RETIREMENT CORPORATION

                               VANTAGEPOINT FUNDS
                              ICMA RETIREMENT TRUST
                                 (FEEDER FUNDS)

VANTAGEPOINT MID/SMALL COMPANY INDEX FUND
VANTAGEPOINT BROAD MARKET INDEX FUND
VANTAGEPOINT 500 STOCK INDEX FUND
VANTAGEPOINT CORE BOND INDEX FUND





                                      4                         Investors Bank-
                                                                   Confidential

                                                                     Appendix C
                                                                        1/19/99

                             INVESTORS BANK & TRUST
                       SUMMARY OF ADMINISTRATION FUNCTIONS
                               VANTAGEPOINT FUNDS


                                                                                  SUGGESTED FUND AUDITOR
         FUNCTION           INVESTORS BANK & TRUST          VANTAGEPOINT                OR COUNSEL
-------------------------   ----------------------          ------------          ----------------------
   MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
-------------------------
Monitor portfolio           Perform tests of certain    Continuously monitor      A/C - Provide
compliance in accordance    Specific portfolio          Portfolio activity and    consultation as needed
with the current            Activity designed from      Fund operations in        on compliance issues.
Prospectus and SAI.         Provisions of the fund's    conjunction with 1940
                            Prospectus and SAI.         Act, Prospectus, SAI and
                            Follow-up on potential      any other applicable
                            violations.                 laws and regulations.
                                                        Monitor testing results
                                                        and approve resolution
                                                        of compliance issues.



FREQUENCY: DAILY

Provide compliance          Provide a report of         Review report.            A/C - Provide consultation
summary package.            compliance testing                                    as needed.
                            results.

FREQUENCY: MONTHLY

Perform asset               Perform asset               Continuously monitor      A - Provide consultation
diversification testing     diversification tests at    portfolio activity in     as needed in
to establish                each tax quarter end.       conjunction with IRS      establishing positions
qualification as a RIC.     Follow-up on issues.        requirements. Review      to be taken in tax
                                                        test results and take     treatment of particular
                                                        any necessary action.     issues. Review quarter
                                                        approve tax positions     end tests on a current
                                                        taken.                    basis.

FREQUENCY: QUARTERLY




                                                                                  SUGGESTED FUND AUDITOR
         FUNCTION           INVESTORS BANK & TRUST          VANTAGEPOINT                OR COUNSEL
-------------------------   ----------------------          ------------          ----------------------
   MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
         (CONT.)
-------------------------
Perform qualifying          Perform qualifying         Continuously monitor       A- Consult as needed on
income testing to           income testing (on book    portfolio activity in      tax accounting positions
establish qualification     basis income, unless       conjunction with IRS       to be taken. Review in
as a RIC.                   material differences are   requirements. Review       conjunction with
                            anticipated) on            test results and take      year-end audit.
                            quarterly basis and as     any necessary action.
                            may otherwise be           approve tax positions
                            necessary. Follow-up on    taken.
                            issues.

FREQUENCY: QUARTERLY

Prepare the Fund's          Prepare preliminary        Provide asset level
annual expense budget.      expense budget. Notify     projections. Approve
Establish daily             fund accounting of new     expense budget.
accruals.                   accrual rates.

FREQUENCY: ANNUALLY

Monitor the Fund's          Monitor actual expenses    Provide asset level        C/A - Provide
expense budget. Review      updating budgets/expense   projections quarterly.     consultation as
the Fund's expense          accruals.                  Provide vendor             requested
differentials.                                         information as
                                                       necessary. Review
                                                       expense analysis and
                                                       approve budget
                                                       revisions.

FREQUENCY: MONTHLY

Receive and coordinate      Propose allocations of     Approve invoices and
payment of fund and         invoice among Funds and    allocations of payments.
escrow expenses.            obtain authorized          Send invoices to IBT in
                            approval to process        a timely manner.
                            payment.

FREQUENCY: AS OFTEN AS NECESSARY


                                                                                  SUGGESTED FUND AUDITOR
         FUNCTION           INVESTORS BANK & TRUST          VANTAGEPOINT                OR COUNSEL
-------------------------   ----------------------          ------------          ----------------------
   MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
         (CONT.)
-------------------------
Review the Fund's           Calculate dividends in     Establish and maintain     C/A - Review and approve
dividend calculation        accordance with            dividend and               dividend calculation
procedures. Calculate       methodology for eacH       distribution policies.     methodology for each
periodic dividend rates     Fund. Calculate amounts    Review and approve         Fund. Provide
to be declared in           available for              dividend calculation       consultation as
accordance with             distribution. Coordinate   methodologies for each     requested.
management guidelines.      review by management and   Fund. Approve
                            auditors. Notify custody   distribution rates per     A - Review and concur
                            and transfer agent of      share and aggregate        with proposed
                            authorized dividend        amounts. Obtain Board      distributions.
                            rates in accordance with   approval when required.
                            Board approved policy.
                            Report dividends to
                            Board as required.

FREQUENCY:  SEMI-ANNUALLY
(SPILLBACK/YEAREND)

Calculate total return      Provide total return       Review performance
information on Funds as     calculations. Provide      information prepared by
defined in the current      month, year-to-date and    Investors Bank.
Prospectus and SAI.         inception performance
                            calculations on a
                            monthly basis.
                            Additionally, provide
                            three-month and one year
                            returns on a quarterly
                            basis.

FREQUENCY:  MONTHLY

Prepare responses to        Prepare, coordinate as     Identify the services to
major industry              necessary, and submit      which the Funds report.
questionnaires.             responses to the           Provide information as
Lipper, ICI, Morningstar    appropriate agency.        requested.


FREQUENCY: AS OFTEN AS NECESSARY


                                                                                  SUGGESTED FUND AUDITOR
         FUNCTION           INVESTORS BANK & TRUST          VANTAGEPOINT                OR COUNSEL
-------------------------   ----------------------          ------------          ----------------------
   MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
         (CONT.)
-------------------------
Prepare disinterested       Summarize amounts paid     Provide social security
director/trustee            to directors/trustees      numbers and current
Form 1099-Misc.             during the calendar        mailing address for
                            year. Prepare and mail     trustees. Review and
                            Form 1099-Misc.            approve information
                                                       provided for Form
                                                       1099-Misc.

FREQUENCY: ANNUALLY

-------------------------
  FINANCIAL REPORTING
-------------------------
Prepare financial           Prepare selected           Review financial
information for             portfolio and financial    information.
presentation to Fund        information for
Management and Board of     inclusion in board
Directors.                  material.

FREQUENCY: QUARTERLY

                                                                                             SUGGESTED FUND AUDITOR
       FUNCTION                 INVESTORS BANK & TRUST             VANTAGEPOINT                    OR COUNSEL
----------------------------  --------------------------     -------------------------   ----------------------------
FINANCIAL REPORTING (CONT.)
----------------------------
Coordinate the annual audit   Draft and manage production    Approve production cycle    A - Perform audit and issue
and semi-annual preparation   cycle. Assist in resolution    and assist in managing to   opinion on annual financial
and printing of financial     of accounting issues. Draft    the cycle. Coordinate       statements.
statements and notes with     financial statements and       review and approval by
management, fund accounting   coordinate auditor and         portfolio managers of
and the fund auditors.        management review, and clear   portfolio listings to be    A/C - Review reports.
                              comments. Review and           included in financial
                              coordinate filing with the     statements. Prepare
                              SEC via EDGAR                  appropriate management
                                                             letter and coordinate
                                                             production of Management
                                                             Discussion and Analysis.
                                                             Review and approve entire
                                                             report. Mail reports to
                                                             shareholders. Make
                                                             appropriate
FREQUENCY: SEMI-ANNUALLY                                     representations in
                                                             conjunction with audit.
----------------------------
             LEGAL
----------------------------
Prepare and file Form N-SAR.  Prepare form for filing.       Provide appropriate         C - Review initial filing.
                              Obtain any necessary           responses. Review and       A - Provide annual audit
                              supporting documents. File     authorize filing.           internal control letter to
                              with SEC via EDGAR.                                        accompany the annual filing.

FREQUENCY: SEMI-ANNUALLY


Coordinate the preparation    Accumulate capital stock       Review and approve filing.
and filing of Form 24f-2      information and draft Form
Notice.                       24f-2 Notice. Coordinate
                              filing of approved Form with
                              SEC via Edgar.

FREQUENCY: ANNUALLY

                                                                                             SUGGESTED FUND AUDITOR
         FUNCTION               INVESTORS BANK & TRUST             VANTAGEPOINT                    OR COUNSEL
----------------------------  --------------------------     -------------------------   ----------------------------
           TAX
----------------------------
Prepare income tax             Calculate investment          Provide transaction          A - Provide consultation
provisions.                    company taxable income,       information as requested.    as needed in establishing
                               net tax exempt interest,      Identify Passive foreign     positions to be taken in
                               net capital gain and          Investment Companies         tax treatment of
                               spillback dividend            (PFICs). Approve tax         particular issues. Perform
                               requirements. Identify        accounting positions to be   review in conjunction with
                               book-tax accounting           taken. Approve provisions.   the year-end audit.
                               differences. Track
                               required information
                               relating to accounting
FREQUENCY: ANNUALLY            differences.


Calculate excise tax           Calculate required            Provide transaction          A - Provide consultation
distributions                  distributions to avoid        information as requested.    as needed in establishing
                               imposition of excise tax.     Identify Passive Foreign     positions to be taken in
                                                             Investment Companies         tax treatment of
                                   - Calculate capital       (PFICs). Approve tax         particular issues. Review
                                     gain net income and     accounting positions to be   and concur with proposed
                                     foreign currency        taken. Review and approve    distributions per share.
                                     gain/loss through       all income and
                                     October 31.             distribution calculations,
                                                             including projected income
                                   - Calculate ordinary      and dividend shares.
                                     income and              Approve distribution rates
                                     distributions           per share and aggregate
                                     through a specified     amounts. Obtain Board
                                     cut off date.           approval when required.

                                   - Project ordinary
                                     income from cut off
                                     date to December 31.

                                   - Ascertain dividend
                                     shares.

                               Identify book-tax
                               accounting differences.
                               Track required information
                               relating to accounting
                               differences. Coordinate
                               review by management and
                               fund auditors. Notify
                               custody and transfer agent
                               of authorized dividend
                               rates in accordance with
                               Board approved policy.
                               Report dividends to Board
FREQUENCY:  ANNUALLY           as required.

                                                                                             SUGGESTED FUND AUDITOR
         FUNCTION               INVESTORS BANK & TRUST             VANTAGEPOINT                    OR COUNSEL
----------------------------  --------------------------     -------------------------   ----------------------------
         TAX (CONT.)
----------------------------
Prepare tax returns            Prepare excise and RIC        Review and sign tax          A - Review and sign tax
                               tax return.                   return.                      return as preparer.

FREQUENCY: ANNUALLY


Prepare Form 1099              Obtain yearly distribution    Review and approve
                               information. Calculate 1099   information provided for
                               reclasses and coordinate      Form 1099.
                               with transfer agent.

FREQUENCY: ANNUALLY


Prepare other year-end         Obtain yearly income          Review and approve
tax-related disclosures        distribution information.     information provided.
                               Calculate disclosures (i.e.,
                               dividend received deductions,
                               foreign tax credits,
                               tax-exempt income, income by
                               jurisdiction) and coordinate
                               with transfer agent.

FREQUENCY: ANNUALLY



REVIEW AND APPROVAL

The attached Summary of Administration Functions dated 1/19/99 has been reviewed and generally represents the services currently being provided.


         /s/ ANDREW M. NESVET                                      1/19/99
------------------------------------------------              -----------------
Investors Bank and Trust Company                                    Date



         /s/ PAUL A. BREAULT                                       1/21/99
------------------------------------------------              -----------------
Signature of Authorized Client Representative                       Date